SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 2, 2003

Oxford Industries, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-04365	58-0831862
(State of incorporation)	Commission File Number	(IRS employer identification)

222 Piedmont Avenue NE NE Atlanta, Georgia		30308
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 404-659-1224

Item 7. Financial Statements and Exhibits

(c) Exhibits

Number

99.1 Press release dated October 2, 2003, regarding the financial results of Oxford Industries, Inc. ("Oxford") for the first quarter of Oxford's fiscal 2004.

Item 12. Other Events

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of Oxford's press release dated October 2, 2003 reporting Oxford's financial results for the first quarter of Oxford's fiscal 2004. This press release is not to be deemed filed pursuant to the Securities Exchange Act of 1934 or to form a part of the Registrant's public disclosure in the United States or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OXFORD INDUSTRIES, INC.

By:/s/Ben B. Blount, Jr.
Ben B. Blount, Jr.
Executive Vice President and
Chief Financial Officer

Date: October 2, 2003

Exhibit 99.1

Oxford Industries, Inc. Press Release

222 Piedmont Avenue, N.E. • Atlanta, Georgia 30308

Contact: J. Reese Lanier, Jr.

Telephone: (404) 653-1446

Fax: (404) 653-1545

E-Mail: rlanier@oxfordinc.com

FOR IMMEDIATE RELEASE

October 2, 2003

Oxford Industries Announces Record First Quarter Fiscal 2004 Results

Net Sales Grow 41% to $242 Million

EPS grow 40% to $0.84, Including $0.13 for Purchase Accounting Expenses

Revises FY04 Expectation to Reflect Strong Business and Purchase Accounting

ATLANTA, GA. Oxford Industries, Inc. (NYSE:OXM) announced today financial results for the first quarter ended August 30, 2003. The Company reported that, for the quarter, net sales increased $70 million or 41% to $242 million versus $172 million during the first quarter of fiscal 2003. The acquisition of Viewpoint International, owner of the Tommy Bahama brand, closed on June 13, 2003 and contributed $63 million of the sales growth.

Diluted earnings per share for the quarter increased 40% to $0.84 versus $0.60 in the first quarter of fiscal 2003. Included in the Viewpoint segment's operating expenses for the quarter were approximately $1.7 million of non-cash intangible asset amortization expenses associated with the acquisition of Viewpoint International. These expenses amounted to $0.13 per fully diluted share in the first quarter. Under purchase accounting rules, the Company recorded and is amortizing certain identified intangible assets. Approximately $26 million of intangible asset value were ascribed to Viewpoint's customer relationships, license agreements and non-compete agreements and will be amortized over periods ranging from 4 to 15 years.

J. Hicks Lanier, Chairman and Chief Executive Officer of Oxford, Inc. commented, "We are off to a strong start for fiscal 2004 and have completed a record first quarter for both revenues and diluted earnings per share. The Viewpoint International business drove these record results, but we were also very pleased with the performance of our historical four operating groups, which showed improvement from both a sales and profitability standpoint, despite a challenging retail environment."

Lanier Clothes, the Company's tailored clothing group, reported a 14% sales increase for the quarter versus the first quarter of last year. Oxford Slacks achieved a sales increase of 51% for the first quarter, driven by new programs with major customers. The Oxford Womenswear Group reported a 6% sales decline due to our decision to cease doing business with Kmart. First quarter sales for the Oxford Shirt Group declined 12% from last year's first quarter as a result of planned declines in golf apparel shipments. The Viewpoint business contributed $63 million of revenue during the first quarter.

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Gross margin for the first quarter increased by 700 basis points to 29.3% versus 22.3% in the year-ago first quarter. The improvement was driven by the Viewpoint business which earns higher gross margins than Oxford's other operating groups. Selling, general and administrative expenses as a percentage of sales increased 410 basis points to 22.1% from 18.0% in the year-

ago quarter. The increase was driven by Viewpoint's expense structure and was partially offset by a decline in SG&A expenses for Oxford. Operating expenses also included the $1.7 million of intangible asset amortization associated with the Viewpoint purchase.

Inventories at the close of the first quarter were on plan, increasing $28 million to $118 million. Viewpoint contributed $25 million of the $28 million increase. Accounts receivables were also in good shape, increasing $13 million to $134 million.

As communicated in the fourth quarter conference call, the Company's previously issued guidance excluded intangible asset amortization expenses because the purchase price allocation analysis would not be conducted until the first quarter. The preliminary purchase price allocation was completed during the first quarter and intangible asset amortization expenses will be included in both reported earnings and guidance for each quarter going forward. Intangible asset amortization expense, on an after-tax basis, is projected to total approximately $0.50 per diluted share for fiscal year 2004 or approximately $0.125 per diluted share for each quarter.

Following the strong first quarter results, the Company commented that it was now comfortable with a full year range of fully diluted earnings per share, excluding purchase price accounting entries, of $4.67 to $4.89. This compares to prior guidance of $4.35 to $4.65. However, for purpose of clarity, the company has updated its forward guidance to give effect to both the better than expected results in the first quarter and the amortization of intangible assets under purchase price accounting.

For the fiscal year ending on May 31, 2004 the company continues to anticipate sales in the range of $1.05 to $1.1 billion and diluted earnings per share in the range of $4.17 to $4.39. For the second quarter, the Company continues to anticipate sales in the range of $245 to $255 million and earnings per share in the range of $0.75 to $0.80. For the third quarter, the Company continues to believe appropriate targets for sales are in the range of $280 to $295 million and for diluted earnings per share of between $1.08 and $1.15. For the fourth quarter, the Company continues to believe appropriate targets for sales are in the range of $295 to $310 million and for diluted earnings per share of between $1.50 and $1.60.

Mr. Lanier continued, "The integration of the Viewpoint business is proceeding smoothly and we are pleased with the significant progress made during the first quarter. The Viewpoint management team has been focused and responsive during this process. We are more enthusiastic than ever about our prospects for continuing growth in sales and earnings over the long term. Viewpoint and Oxford remain quite complementary which should support our ability to generate superior returns for our shareholders."

The company will hold a conference call with senior management to discuss the financial results at 4:30 p.m. ET today. A live Webcast of the conference call will be available on the Company's Web site at www.oxfordinc.com. Please visit the Web site at least 15 minutes early to register for the teleconference Web cast and download any necessary software.

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A replay of the call will be available through October 9, 2003. To access the telephone replay, Participants should dial (877) 519-4471. The access code for the replay is 4202014. A replay of the Webcast will also be available following the conference call on Oxford Industries' corporate Website.

Oxford Industries, Inc. is a leading producer and marketer of branded and private label apparel for men, women and children. Oxford provides retailers and consumers with a wide variety of apparel products and services to suit their individual needs. Oxford's brands include Tommy Bahama®, Indigo Palms ™, Island Soft™, Ely & Walker® and Oxford Golf®. The Company also holds exclusive licenses to produce and sell certain product categories under the Tommy Hilfiger®, Nautica®, Geoffrey Beene®, Slates®, Dockers® and Oscar de la Renta® labels. Oxford's customers are found in every major channel of distribution including national chains, specialty catalogs, mass merchants, department stores, specialty stores and Internet retailers.

The Company's common stock has traded on the NYSE since 1964 under the symbol OXM. For more information, please visit our website at www.oxfordinc.com.

CAUTIONARY STATEMENT FOR THE PURPOSE OF THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The matters in this press release that are forward-looking statements, including but not limited to statements about our expected business outlook, anticipated financial and operating results, the anticipated benefits of the Viewpoint acquisition, growth of particular product lines, strategies, contingencies, financing plans, working capital needs, sources of liquidity, estimated amounts and timing of capital expenditures and other expenditures, are based on current management expectations that involve certain risks which if realized, in whole or in part, could have a material adverse effect on Oxford's business, financial condition and results of operations, including, without limitation: (1) general economic cycles; (2) competitive conditions in our industry; (3) price deflation in worldwide apparel industry; (4) our ability to identify and respond to rapidly changing fashion trends and to offer innovative and upgraded products; (5) the price and availability of raw materials; (6) our dependence on and relationships with key customers; (7) the ability of our third party producers to deliver quality products in a timely manner; (8) potential disruptions in the operation of our distribution facilities; (9) economic and political conditions in the foreign countries in which we operate or source our products; (10) regulatory risks associated with importing products; (11) the impact of labor disputes and wars or acts of terrorism on our business; (12) increased competition from direct sourcing; (13) our ability to maintain our licenses; (14) our ability to protect our intellectual property and prevent our trademarks and service marks and goodwill from being harmed by competitors' products; (15) our reliance on key management; (16) our inability to retain premium pricing on Tommy Bahama products due to competitive or other factors; (17) the impact of reduced travel to resort locations on our sales; (18) risks related to our operation of restaurants under the Tommy Bahama name; (19) the integration of Viewpoint into our company; (20) the expansion of our business through the Viewpoint acquisition into new businesses; (21) our ability to successfully implement our growth plans for Tommy Bahama; (22) our ability to open new Tommy Bahama stores; and (23) unforeseen liabilities associated with the acquisition of Viewpoint and other businesses.

For a further discussion of significant factors to consider in connection with forward-looking statements concerning Oxford, reference is made to Exhibit 99.1 to Oxford's Current Report on Form 8-K dated July 16, 2003; other risks or uncertainties may be detailed from time to time in Oxford's future SEC filings. Oxford disclaims any duty to update any forward-looking statements.

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OXFORD INDUSTRIES, INC.
CONSOLIDATED STATEMENT OF EARNINGS
QUARTERS ENDED AUGUST 29, 2003 AND AUGUST 30, 2002
(UNAUDITED)

	Quarters Ended
$ in thousands except per share  amount

	August 29, 2003	August 30, 2002
Net Sales	$242,105	$172,139

Cost of goods sold	171,214	133,677

Gross Profit	70,891	38,462

Selling, general and administrative	53,612	30,949
Amortization of intangible assets	1,678	19
	55,290	30,968

Royalty and other income	1,180	-

Earnings Before Interest and Taxes	16,781	7,494

Interest	5,746	41

Earnings Before Income Taxes	11,035	7,453

Income Taxes	4,193	2,943

Net Earnings	$6,842	$4,510

Basic Earnings Per Common Share	$0.87	$0.60

Diluted Earnings Per Common Share	$0.84	$0.60

Basic Shares Outstanding	7,909,890	7,515,577

Diluted Shares Outstanding	8,109,823	7,560,674

Dividends Per Share	$0.21	$0.21

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OXFORD INDUSTRIES, INC
CONSOLIDATED BALANCE SHEETS
AUGUST 29, 2003 AND AUGUST 30, 2002
(UNAUDITED)

$ in thousands	August 29, 2003	August 30, 2002
Assets
Current Assets:
Cash	$ 17,370	$6,253
Receivables	134,446	121,011
Inventories	117,846	90,020
Prepaid expenses and other current assets	19,345	10,133
Total Current Assets	289,007	227,417
Property, Plant and Equipment	50,677	26,079
Goodwill	88,095	5,839
Intangible Assets, net	152,365	740
Other Assets	21,940	1,637
Total Assets	$602,084	$261,712

Liabilities and Stockholders' Equity
Current Liabilities
Notes payable	$ 10,000	$ 2,500
Trade accounts payable	66,265	45,666
Accrued compensation	15,182	10,734
Other accrued expenses	31,234	14,860
Dividends payable	1,694	1,578
Income taxes	5,181	2,924
Current maturities of long-term debt	214	236
Total Current Liabilities	129,770	78,498
Notes Payable	198,626	-
Other Long Term Debt Less Current Maturities	117	139
Noncurrent Liabilities	9,573	4,500
Deferred Income Taxes	53,680	423
Stockholders' Equity:
Common stock	8,076	7,516
Additional paid in capital	30,436	14,633
Retained earnings	171,806	156,003
Total Stockholders' equity	210,318	178,152
Total Liabilities and Stockholders' Equity	$602,084	$261,712

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OXFORD INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
QUARTERS ENDED AUGUST 29, 2003 AND AUGUST 30, 2002
(UNAUDITED)
		Quarters Ended
$ in thousands		August 29, 2003	August 30, 2002
Cash Flows From Operating Activities
Net earnings		$6,842	$4,510
Adjustments to reconcile net earnings to
Net cash used in operating activities:
	Depreciation	2,357	1,444
	Amortization of intangible assets	1,678	19
	Amortization of deferred financing costs	574	-
	Gain on sale of assets	(115)	(45)
	Equity income	(105)	-
	Deferred income taxes	(843)	(128)
Changes in working capital:
	Receivables	5,453	(17,813)
	Inventories	14,857	(5,479)
	Prepaid expenses	(777)	(346)
	Trade accounts payable	(16,320)	2,346
	Accrued expenses and other current liabilities	(12,726)	592
	Income taxes payable	1,766	2,924
Other noncurrent assets		(2,426)	5
Other noncurrent liabilities		3,949	-
	Net cash provided by (used in) operating activities	4,164	(11,971)

Cash Flows from Investing Activities
	Acquisition	(240,679)	-
	Decrease in restricted cash	204,986	-
	Investment in deferred compensation plan	(1,356)	-
	Purchases of property, plant and equipment	(3,171)	(412)
	Proceeds from sale of property, plant and equipment	105	122
	Net cash used in investing activities	(40,115)	(290)

Cash Flows from Financing Activities
	Proceeds from short-term debt	10,000	2,500
	Payments of long-term debt	(31)	(19)
	Amortization of bond discount	45	-
	Payments of debt issuance costs	(7,335)	-
	Proceeds from issuance of common stock	5,805	20
	Dividends on common stock	(1,579)	(1,578)
	Net cash provided by financing activities	6,905	923

Net change in Cash and Cash Equivalents		(29,046)	(11,338)
Cash and Cash Equivalents at the Beginning of Period		46,416	17,591
Cash and Cash Equivalents at the End of Period		$17,370	$6,253

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OXFORD INDUSTRIES, INC.
SEGMENT INFORMATION
QUARTERS ENDED AUGUST 29, 2003 AND AUGUST 30, 2002
(UNAUDITED)
$ in thousands

	August 29, 2003	August 30, 2002
Net Sales
Oxford Shirt Group	$ 41,483	$ 47,173
Lanier Clothes	41,946	36,940
Oxford Slacks	32,325	21,354
Oxford Womenswear Group	62,953	66,599
Viewpoint International	63,278	-
Corporate and other	120	73
Total	$242,105	$172,139

Earnings Before Interest and Taxes
Oxford Shirt Group	$ 326	$ 1,254
Lanier Clothes	5,008	4,896
Oxford Slacks	4,141	1,349
Oxford Womenswear Group	3,224	3,541
Viewpoint International	6,959	-
Corporate and other	(2,877)	(3,546)
Total	$ 16,781	$ 7,494
Interest expense, net	5,746	41
Earnings before taxes	$ 11,035	$ 7,453

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